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                                  EXHIBIT 10.42
                             DIRECTORS RULE 10(b)5-1



10(b)5-1 PURCHASE PLAN , dated DECEMBER 12TH, 2003 (the "Purchase Plan"), between Hemagen Diagnostics, Inc., ("Buyer") and Thomas Weisel Partners LLC ("TWP").

WHEREAS, the Buyer desires to establish this Purchase Plan to buy shares of common stock, par value $0.01 per share (the "Stock"), of Hemagen Diagnostics, Inc. (the "Issuer") in the open market; and WHEREAS, the Buyer desires to engage THOMAS WEISEL PARTNERS LLC to effect Purchases of shares of Stock in accordance with the Purchase Plan; and WHEREAS, the Buyer desires to adopt this plan during a "window" period pursuant to the company's insider trading policy;

     NOW, THEREFORE, the Buyer and Thomas Weisel Partners LLC hereby agree as follows:

     1. For fiscal year ended September 30, 2003, the commencement of the plan, TWP shall effect a buy (each a "Buy") of $34,000 worth of shares in aggregate for the directors to be allocated in accordance with SCHEDULE A, attached, on days the Nasdaq BB (the "Exchange") is open and the Stock trades regular way on the Exchange but on any day or number of days required to execute said trades during the period beginning forty eight hours after the issuance of the press release announcing Hemagen's financial results for the year ended September 30, 2003, but not later than March 31, 2004.

     2. Commencing with the quarter beginning October 1, 2003 and ending December 31, 2003, and each quarter thereafter TWP shall effect a buy (each a "Buy") of shares per quarter per director of Stock as prescribed in SCHEDULE B, on days the Nasdaq BB (the "Exchange") is open and the Stock trades regular way on the Exchange but furthermore on any day or number of days required to execute said trades during the period following the fifteenth day after each quarter end, but not later than the last day of the subsequent calendar quarter. The purchase periods shall be January 15th through March 31st for fees earned in the quarter ended December 31, April 15th through June 30th for fees earned in the quarter ended March 31, July 15th through September 30th for fees earned in the quarter ended June 30, and October 15th through December 31st for fees earned in the quarter ended September 30.

     3.   The express specifications of the buy are as follows:

          - "Please buy shares per non-employee director as funded, prior to purchase, at a price not to exceed $1.00 per share, AS DESCRIBED IN SCHEDULES A&B OF THIS DOCUMENT. Such purchases shall be made during the periods as described such amount is purchased in total."

     4. This Purchase Plan shall become effective on DECEMBER 12TH, 2003 and shall terminate on notice from the company. This purchase plan shall automatically terminate upon written notice from the Issuer to TWP that trading activity in the Stock would either (a) have an adverse effect on the company or (b) cause a violation of law.

     5. Buyer understands that TWP may not be able to effect a Buy due to a market disruption or a legal, regulatory or contractual restriction applicable to TWP. If any Purchase executed as required by paragraph 1, due to a market disruption, a legal, regulatory or contractual restriction applicable to TWP or any other event, TWP shall effect such Purchase as promptly as practical after the cessation or termination of such market disruption, applicable restriction or other event.cannot be

     6. Buyer represents and warrants that they are not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. TWP agrees (a) not to deviate from the instructions provided in this Purchase Plan and (b) not to enter into or alter a


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          corresponding or hedging transaction or position with respect to the
          Stock, in both cases, even if requested to do so.

     7. Buyer understands that this Purchase Plan may not be modified by Buyer while Buyer is in possession of any material non-public information or during periods specified by Issuer Corporate Counsel or by the Issuer's written insider trading policy as restricted. TWP agrees to comply with Rule 10b-18 in effecting any purchase of Stock pursuant to this Purchase Plan.

     8. It is the intent of the parties that this Purchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and this Purchase Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c). Buyer has not relied upon TWP or any person affiliated with TWP in connection with Buyer's adoption or implementation of this Purchase Plan, and Buyer acknowledges that they have not received or relied on any representations from TWP concerning this Purchase Plan's compliance with Rule 10b5-1.

     9. Buyer authorizes TWP and its agents and representatives to make inquiry of the Issuer, the Issuer's transfer agent or counsel of which you may deem advisable in connection with the proposed buy of the security.

     10. Buyer agrees to make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act.

     11. This Purchase Plan shall be governed by and construed in accordance with the laws of the State of New York and may be modified or amended only in accordance with Section 6 hereof and by a writing signed by the parties hereto and the Issuer.

     12. TWP and any of its employees or agents acting in good faith pursuant to these instructions will be indemnified and held harmless by Buyer with respect to the execution of these instructions.

     13 Buyer represents and warrants that it is currently able to buy shares of Stock in accordance with the Issuer's insider trading policies and Buyer has obtained the approval of the Issuer's counsel to enter into this Purchase Plan.

     14.  Sarbanes-Oxley Provision:

          a.   Pension Fund Blackouts:

               (i). Officers and directors can not buy, sell, or transfer any stock acquired in connection with their service or employment during pension fund blackout periods (as that term is defined in the Sarbanes-Oxley Act) and any profits realized from such transactions will be recoverable by the Issuing Company.

               (ii). The Buyer and/or Issuing Company holds the responsibility for informing TWP of any pension fund blackout periods. If the Buyer or the Issuing Company does not inform TWP of any pension fund blackout periods; and if TWP buys, sells, or transfers any stock acquired by the Buyer in connection with their service or employment as a result of not being informed by Buyer of the pension fund blackout period then the Buyer will be responsible for any and all expenses associated with the cancellation or reversal of the transaction by TWP effected on behalf of the Buyer.




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IN WITNESS WHEREOF, the undersigned have signed this Purchase Plan as of the date first written above. The issuer of these securities and the issuer's counsel may rely on these representations as if they were made directly to the issuer and the issuer's counsel.



/s/ Alan S. Cohen                                                      12/4/03
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Alan S. Cohen, M.D., Director                                           Date


/s/ Howard F. Curd                                                     12/5/03
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Howard F. Curd, Director                                                Date


/s/ Richard W. Edwards                                                 12/4/03
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Richard W. Edwards, Director                                            Date


/s/ William P. Hales                                                   12/8/03
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William P. Hales, Director                                              Date


/s/ James R. LeRoy                                                     12/5/03
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James R. LeRoy, Former Director                                         Date


/s/ Edward T. Lutz                                                     12/8/03
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Edward T. Lutz, Director                                                Date


/s/ Shaugn Stanley                                                    12/12/03
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TWP Authorized Signature,                                               Date
Chief Administrative Officer and Partner


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                                   SCHEDULE A
                     FEES EARNED PRIOR TO SEPTEMBER 30, 2003


                                              TOTAL AMOUNT
        DIRECTOR:                             OF PURCHASES
        ---------                             ------------

        Alan S. Cohen                            $ 8,000
        Howard F. Curd                           $ 8,000
        Richard W. Edwards                       $ 8,000
        James R. LeRoy                           $ 6,000
        Edward T. Lutz                           $ 4,000
                                                 -------
        Total                                    $34,000


                                   SCHEDULE B
                      FEES EARNED AFTER SEPTEMBER 30, 2003

                                                                AMOUNT
                                        TOTAL AMOUNT           PURCHASED
        DIRECTOR:                       OF PURCHASES          PER QUARTER
        ---------                       ------------          -----------

        Alan S. Cohen                      $ 8,000              $2,000
        Howard F. Curd                     $ 8,000              $2,000
        Richard W. Edwards                 $ 8,000              $2,000
        Edward T. Lutz                     $ 8,000              $2,000
                                           -------              ------
        Total                              $32,000              $8,000